B K R w Cornwell Jackson
Certified Public Accountants

4975 Preston Park Blvd.
Suite 400
March 30, 2007	Plano, Texas 75093
Tel: 972-202.8000
Fax: 972-202-8010
E-mail: firstname.lastname@bkrcj.com
www.bkrcj.com

Homeland Security Network, Inc.
300 N. Coit Road
Suite 1200
Richardson, TX 75080

We have read Homeland Security Network, Inc.’s statements included on its Form 12b-25 dated March 30, 2007, and we agree with such statements in Part III - Narrative concerning our Firm.

/s/ BKR Cornwell Jackson

BKR Cornwell Jackson
Plano, Texas
March 30, 2007

B K R w Cornwell Jackson & Company, P.C.

An independent member firm of BKR International. Firms in Principle Cities Worldwide